EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We have  issued  our  report  dated  February  20,  2004,  accompanying  the consolidated financial  statements  of  Carrington  Laboratories,  Inc.  and subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



 Grant Thornton LLP
 Dallas, Texas
 August 11, 2004